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                                                                   Exhibit 10(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement on Form N-4 for Western National Life Insurance Company A.G. Separate Account A, of our report dated 24 February 2012 relating to the consolidated financial statements of AIA Group Limited which appears in American International Group's Amendment No. 1 on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers
Hong Kong
25 April 2012